                                  EXHIBIT 11.1
                   TURBODYNE TECHNOLOGIES INC AND SUBSIDIARIES
                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE


LOSS PER SHARE                                  Three Months Ended
                                                     March 31,
                                             1999                1998
                                           ----------          ----------

Net loss                                 $ (3,484,000)       $ (4,018,000)

Basic EPS - Weighted Average Shares
     Outstanding                           41,110,000          35,322,000
Less: Shares in Escrow                     (4,150,000)         (4,150,000)
                                           ----------          ----------
Basic EPS - Weighted Average Shares
     Outstanding Adjusted                  36,960,000          31,172,000
                                           ==========          ==========

Basic Loss per Share                     $      (0.09)        $     (0.13)
                                           ==========          ==========

Basic EPS - Weighted Average Shares
     Outstanding Adjusted                  36,960,000          31,172,000
                                           ==========          ==========

Effect of Diluted Securities:
     Warrants and Stock Options (1)                -                    -
                                           ----------          ----------

Diluted EPS - Weighted Average Shares
     Oustanding                            36,960,000          31,172,000
                                           ==========          ==========

Diluted Loss per Share                   $      (0.09)        $     (0.13)
                                           ==========          ==========

(1) The Company's outstanding stock options and warrants have an atidilutive effect on net loss per share. As a result such amounts have been excluded from the computations of diluted loss per share.


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